Exhibit 5.1

CLIFFORD CHANCE LLP AVENUE LOUISE 65 BOX 2 1050 BRUSSELS BELGIUM TEL +32 2 533 5911 FAX +32 2 533 5959 www.cliffordchance.com

Materialise NV Technologielaan 15 3001 Leuven (Heverlee) Belgium	Your reference: Our reference: 80-40562194 Direct Dial: +32 2 533 5912 philippe.hamer@cliffordchance.com 30 June 2014

Dear Sirs,

Materialise NV – Initial Public Offering

1.	We have acted as Belgian legal counsel to Materialise NV, a limited liability company (“naamloze vennootschap”) incorporated under Belgian law with registered office at Technologielaan 15, 3001 Leuven (Heverlee), Belgium, and enterprise number 0441.131.254 RPR/RPM Leuven (the “Company”), on certain legal matters of Belgian law in connection with the Company’s registration statement (the “Registration Statement”) on Form S-8 filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in respect of:

(a)	up to 181,968 ordinary shares, without nominal value, of the Company to be issued upon the exercise of outstanding warrants granted under the 2007 warrant plan of the Company (the “2007 Warrant Plan”);

(b)	up to 467,896 ordinary shares, without nominal value, of the Company to be issued upon the exercise of outstanding warrants granted under the 2013 warrant plan of the Company (the “2013 Warrant Plan”); and

(c)	up to 1,200,000 ordinary shares, without nominal value, of the Company to be issued upon the exercise of warrants to be granted under the 2014 warrant plan of the Company (the “2014 Warrant Plan” and, together with the 2007 Warrant Plan and the 2013 Warrant Plan, the “Plans”), together, the “Shares”.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE NAMES OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS.

CLIFFORD CHANCE LLP

2.	For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	the Registration Statement;

(b)	the rules of the 2007 Warrant Plan incorporated as an exhibit to the Registration Statement by reference to exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333-194982);

(c)	the rules of the 2013 Warrant Plan incorporated as an exhibit to the Registration Statement by reference to exhibit 10.2 to the Company’s registration statement on Form F-1 (File No. 333-194982);

(d)	the rules of the 2014 Warrant Plan incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File No. 333-194982);

(e)	copies of the notarial deeds recording the resolutions taken by the Company’s extraordinary general shareholders’ meetings held on 27 December 2007, 28 November 2013 and 23 April 2014, together with a copy of the notarial deed dated 30 June 2014 signed by two directors of the Company confirming, inter alia, the fulfilment of certain conditions precedent, with regard to the issuance of the warrants under, respectively, the 2007 Warrant Plan, the 2013 Warrant Plan and the 2014 Warrant Plan; and

(f)	a copy of the coordinated articles of association of the Company as at 30 June 2014,

together with such other publicly available documents as we have considered it necessary or desirable.

3.	Our opinion is based upon the following assumptions:

(a)	the genuineness of all signatures, the authenticity of the Documents submitted to us as originals, the conformity to the originals of all Documents submitted to us as copies and the authenticity of the originals of such Documents;

(b)	the Documents have been executed by the persons whose names are indicated thereon as being the names of the signatories or, if such names are not indicated, by the persons authorised to execute such Documents and we have assumed the legal capacity (“bekwaamheid”) of the natural persons executing such Documents;

CLIFFORD CHANCE LLP

(c)	the statements of facts contained in the Documents are accurate and complete;

(d)	that documents examined by us in draft or electronic form have been executed substantially in such form;

(e)	all shareholders’ meetings of the Company were validly convened and held in accordance with the Belgian Companies Code;

(f)	the statements of facts contained in the minutes of all shareholders’ meetings of the Company are accurate and complete (including, but not limited to, the validity and existence of attendance lists, waivers, powers of attorney, reports, etc. which the minutes refer to);

(g)	that the Plans have been, and will at all times be, operated in accordance with their terms; and

(h)	that the Company’s board of directors (or such persons as the board of directors may appoint in accordance with the terms of the Plans) has duly authorised and granted, or will in relation to the 2014 Warrant Plan duly authorise and grant, all warrants under the Plans relating to the Shares.

4.	Based upon the above and subject to the qualification set out below and to any matters not disclosed to us, we are, as at the date hereof, of the opinion that any Shares to be issued upon exercise of any warrants granted under the Plans, to the extent that they will be issued by the Company in compliance with the then applicable provisions of the articles of association of the Company, the laws of Belgium, the terms of such warrants and the Plans, and that the Company will have received in full all amounts payable by the participants under the Plans in respect of such Shares, will be validly issued, fully paid up and non-assessable.

5.	In this opinion, Belgian legal concepts are expressed in English terms and not in their original Dutch or French terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions; all legal concepts used or referred to in this opinion should be exclusively interpreted according to their respective meaning under the laws of Belgium; in particular, as far as the word “non-assessable” used in paragraph 4 is concerned, please note that this word has no legal meaning under the laws of Belgium and is used in this opinion only to mean that, with respect to the issuance of the shares of the Company, a holder of the shares will have no obligation to pay any additional amount in excess of the subscription price.

CLIFFORD CHANCE LLP

6.	This opinion speaks as of its date and is confined to and is given solely on the basis of the laws of Belgium as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. We do not give any opinion on factual matters.

7.	This opinion is addressed to and solely for the benefit of the Company and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person. We, however, hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Clifford Chance LLP

Clifford Chance LLP